UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 1, 2005

(Date of earliest event reported)

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-19980-D	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois 60062

(Address of Principal Executive Offices)

(847) 562-0177

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On October 27, 2005, CGI Holding Corporation d/b/a Think Partnership Inc. (the “Company”) announced, under cover of Form 8-K, that it had concluded that it would need to amend and restate its previously issued audited consolidated financial statements and other financial information for at least the years ended December 31, 2004, and 2003 and the unaudited consolidated financial statements for the quarters ended September 30, 2004 and 2003, June 30, 2005, 2004 and 2003, and March 31, 2005, 2004 and 2003 (collectively the “Relevant Periods”).  As a result, the Company advised investors that they should no longer rely on the financial statements contained in the Company’s Annual Report on Form 10-KSB and the Company’s Quarterly Reports for the Relevant Periods. At the time of the announcement, the Company stated that it was in the process of determining the scope and manner of the restatements.  On November 1, 2005, the Company issued a press release, announcing the estimated effect the restatements will have on the Company’s earnings per share for the six months ended June 30, 2005, and each of the twelve months ended December 31, 2004 and 2003.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of the Businesses Acquired.

None.

(b)           Pro Forma Financial Information

None.

(c)           Exhibits

99.1         Press Release dated November 1, 2005 announcing the estimated effect the Company’s planned restatements will have on its earnings per share.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 1, 2005

CGI HOLDING CORPORATION.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer

3